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                                                                   Exhibit 10.12

"CIC" Agreement

         THIS AGREEMENT dated as of August 31, 1999, is made by and between Brown & Sharpe Manufacturing Company, a Delaware Corporation, (the "Company") and Marcus Burton, Corporate Vice President & General Manager - Custom Metrology Division ("Executive").

         WHEREAS the Compensation and Nominating Committee of the Board of Directors of the Company (the "Committee" and the "Board", respectively) recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the resultant uncertainty as to the Executive's responsibilities, compensation or continued employment, may result in the departure or distraction of the Executive, and whereas the Board believes it is important to the Company and the interests of its stockholders, should the Company receive acquisition or combination proposals from outside parties, to enable the Executive, without being distracted by the uncertainties of his own employment situation, to perform his regular duties and to act objectively in connection with any such proposals; and

         WHEREAS the Company considers it essential to the best interests of the Company, its shareholders, and its employees generally to agree to provide the benefits set forth below;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the Company and the Executive hereby agree as follows:

         1.  Defined Terms. The definition of capitalized terms used in this
             -------------
Agreement is provided in the last Section hereof.

         2.  Term of Agreement. This Agreement shall commence on the date hereof
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and shall continue in effect until terminated by written agreement between the
Company and the Executive or until the Executive's employment with the Company has been terminated under circumstances not involving a Change in Control.

         3.  Company's Covenants Summarized. In consideration of the Executive's
             ------------------------------
covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment prior to the date of a Change in Control and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

         4.  The Executive's Covenants. The Executive agrees that if the Company
             -------------------------
enters into an agreement described in Section 15(C)(v), or if there is a public announcement described in Section 15(C)(vi), or if the Board adopts a resolution described in Section 15(C)(vii), in each case regardless of whether such agreement or the action or actions contemplated by such announcement or resolution have yet resulted in a Change in Control, the Executive will, if requested by the Company, remain in the employ of the Company until the earlier of (A) a date specified in such request which is not later than three (3) months after the date on which the actions ultimately resulting in a Change in Control are consummated (but one (1) month if Section 15(C)(vi) is applicable), or (B) the date of termination by the Executive of the Executive's employment for Good Reason (determined, for purposes of this clause (B), without regard to Section 15(K)(a)) or by reason of death or Disability, or the efforts to effect a Change in Control have been abandoned or terminated.

         5.  Compensation Other Than Severance Payment.
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         5.1. Following a Change in Control, during any period that the
Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of such period (or the rate in effect immediately prior to the Change in Control, if higher), together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability or the Executive resumes full-time duties, subject to the other termination provisions of this Agreement.

         5.2. If the Executive's employment shall be terminated for any reason following a Change in Control, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given (or the rate in effect immediately prior to the Change in Control, if higher), together with all prorated compensation and benefits payable to the Executive or creditable to his plan account under the terms of any compensation or benefit plan, program or arrangement maintained by the Company prior to the Date of Termination (or such terms as in effect immediately prior to the Change in Control, if more favorable to the Executive) were the Executive employed by the Company on the last day of the year. In the case of the PIP payout, the amount to be paid shall be equal to the larger of
(i) the PIP amount that would be payable if all objectives were met 100% (payout factor of 1.0) or (ii) the largest PIP amount paid to the Executive during the past three years, in either case prorated for the period of the Executive's employment during such year and paid in cash within 15 days of the date of termination. In the case of the Perquisite Plan, the amount to be paid out is such that, including amounts already paid to the Executive during the calendar year of the Termination, 100% of the annual amount last awarded to the Executive by the Committee prior to the Change in Control shall have been paid to the Executive. In the case of the Company's Savings and Retirement Plan for Management Employees ("SARP"), Employee Stock Ownership Plan and Trust ("ESOP"), the excess benefit restoration account under the Company's Supplemental Executive Retirement Plan, the Company's Senior Executive Supplemental Umbrella Pension Plan, and any other plan benefits under the first sentence of this section for the year or period in which the Executive's termination of employment occurs shall be determined without regard either to the right of the Board to not authorize any contribution to the SARP, ESOP, SERP, or other plan for that year or to any requirement in such plan or program that the Executive continue employment until the end of such year or period and as so determined shall be prorated for the period of the Executive's employment during such year or period provided that if such contributions cannot validly be made pursuant to the terms of the plans, then the amount that could not be so contributed to the SARP, ESOP, or other plan shall be paid under this Agreement in cash in a lump sum to the Executive within 15 days of the Date of Termination. In the case of the Company's Long Term Deferred Cash Incentive Plan (the "LTDCIP"), for purposes of the first sentence of this Section, there shall be paid to the Executive in a cash lump sum payment within 15 days of the Date of Termination an amount equal to the applicable pro rate portion, based on the days of the Executive's employment in the year prior to the Date of Termination of the award or credit that would have been credited to the Executive's account under the LTDCIP for the calendar year in which the Date of Termination occurs assuming, for such year, (i) the Company's Adjusted Pretax Profit (as defined in the LTDCIP) had equaled the amount projected as Adjusted Pretax Profit in the Company's latest "BNS Five Year Plan - Base Case" provided to the Company's investment banker prior the Change in Control (or if not available, the best equivalent), and (ii) the Executive's percentage award opportunity had equaled the Executive's percentage award opportunity specified in the most recent award to the Executive preceding the Change in Control.

     Upon a Change in Control, all options held by the Executive at such date shall immediately vest and become exercisable and all restrictions on restricted stock shall lapse, to the extent that such vesting or lapse has not occurred by said date under the terms of the Equity Incentive Plan (or other applicable plan).

         5.3. If the Executive's employment shall be terminated for any reason following a Change in Control, the Company shall pay the Executive's post-termination compensation and benefits to the

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Executive as such payments become due, as determined under and paid in accordance with the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements and agreements, including the plans referred to in Section 5.2, other than this Agreement; provided, however, that the Severance Payments under Section 6 of this Agreement shall be the only severance and benefits paid or provided following a Change in Control for a termination by the Executive with Good Reason or a termination by the Company Without Cause unless the Executive elects within 30 days after the Termination Date to take such other payments and benefits exclusively in lieu of the Severance Payments under Section 6.

         6.   Severance Payments.
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         6.1. Subject to Section 6.2 hereof, the Company shall pay the Executive the payments and benefits described in this Section 6.1 ("Severance Payments"), in addition to the applicable payments and benefits described in Section 5 hereof, upon any termination after a Change in Control by the Company Without Cause or by the Executive for Good Reason.

              (i) Within 15 days of the Date of Termination, the Company shall make a lump sum cash payment to the Executive equal to twice (two times) the sum of (a) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control, (b) the highest annualized (for a partial year of service) annual aggregate bonuses paid, or accrued to be paid if not then yet paid (or, in the event that the Executive has been recently hired and has not had a full fiscal year of employment and Profit Incentive Plan opportunity, then the higher of the amount paid in the prior year, recalculated as if the Executive had been employed for the full entire year, or the planned amount of Profit Incentive Plan bonus payout for the Executive for the year in which the termination occurs) to the Executive under the Profit Incentive Plan or its successor plan or by vote of the Board of Directors (or a committee thereof) or bonuses of Sales Incentive Compensation or other bonuses excluding any bonuses paid as part of the hiring process, in each case determined (except as provided above with respect to a recently hired Executive) over the period beginning with the fifth (5th) year preceding the year in which occurs the Change in Control and ending with the period in which occurs the Date of Termination, and (c) the highest of the Executive's Perquisite Plan award amount in effect immediately prior to the occurrence of the event or circumstance upon which Notice or Termination is based or in effect immediately prior to the Change in Control or the Perquisite Plan amount last paid to the Executive.

              (ii) Within 15 days of the Date of Termination, the Company shall make an additional lump sum cash severance payment to the Executive equal to twice (two times) the annual level of contributions, credits or other benefits the Executive was receiving (or that were being made or were required to be made for the Executive's benefit) for the most recent applicable plan period prior to the Change in Control or prior to the Notice of Termination (whichever is more favorable to the Executive) under any employee benefits plan then existing including the SARP, the ESOP, the "excess benefit" restoration account under the Company's Supplemental Executive Retirement Plan, the Company's Senior Executive Supplemental Umbrella Pension Plan, the Company's matching contribution under its 401(k) plan applicable to the Executive and (subject to the following sentence) the LTDCIP (and in each case any successor plan or arrangement), in each case based on the levels of compensation taken into account under
              Section 6.1(i). In the case of the LTDCIP the payment shall equal to an amount equal to the award credits that would have been credited to the Executive's account under the LTDCIP for the calendar year in which the Date of Termination occurs and for the succeeding year, assuming for each of such years, (i) the Company's Adjusted Pretax Profit (as defined in the LTDCIP) had equaled

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              the amount projected for the applicable year as Adjusted Pretax
              Profit (as defined in LTDCIP) in the Company's latest "BNS Five Year Plan - Base Case" provided to the Company's investment banker prior the Change in Control (or if not available, the best equivalent), and (ii) the Executive's percentage award opportunity had equaled the percentage award opportunity which was the Executive's most recent award level preceding the Change in Control.

For the period of twenty-four (24) months following the Date of Termination, the Company shall arrange to provide the Executive with any employee welfare benefits including health, dental, disability, life, and accident insurance benefits substantially similar to those which the Executive is receiving on the same premium cost share basis as was applicable to the Executive immediately prior to the Notice of Termination or the Change in Control, whichever is more favorable to the Executive (without utilizing or limiting the Executive's subsequent resort to COBRA rights under applicable laws and without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive under any employee welfare benefits including health, dental, disability, life, and accident insurance pursuant to this
         Section 6.1(ii) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost or at a lower cost than was charged to the Executive prior to the Change in Control or the Notice of Termination (whichever is more favorable to the Executive) during the twenty-four (24) month period following the Executive's termination of employment (and any such benefits actually received or made available by the Executive shall be reported to the Company by the Executive). In the event that the Company self-insures with respect to one of these benefits, such as for example dental benefits, then the Executive shall be reimbursed for all dental expenses during the 24-month period that would have been reimbursed under the self-funded policy in effect prior to the Notice of Termination or the Change in Control, whichever is more favorable to the Executive. If the benefits provided to the Executive under this
         Section 6.1(ii) shall result in a decrease, pursuant to Section 6.2, in the Severance Payments and as a result the Section 6.1(ii) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt or availability of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2, or (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

         6.2. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether or not received pursuant to the terms of this Agreement or otherwise) (all such payments and benefits, including option benefits and the Severance Payments, being hereinafter called the "Total Payments") would be subject in whole or in part to the Excise Tax, then the Severance Payments shall be reduced to the extent, but only to the extent, necessary so that no portion of the Total Payments is subject to the Excise Tax; provided, that no such reduction shall be effected unless the net amount of the Total Payments after such reduction in the Severance Payments and after deduction of the net amount of federal, state and local income taxes on such reduced Total Payments would be greater than the excess of (A) the net amount of the Total Payments without such reduction in the Severance Payments but after deduction of the net amount of federal, state and local income taxes (other than the Excise Tax) on such unreduced Total Payments, over (b) the Excise Tax to which the Total Payments are subject. The determination as to whether a reduction in Severance Payments is to be made under this Section 6.2 and, if so, the amount of any such reduction shall be made by the firm of certified public accountants that had been acting as the Company's auditors prior to the Change in Control or by such other firm of certified public accountants, benefits consulting firm or legal counsel as the Board may designate for such purpose, with the approval of the Executive, prior to the Change in Control.

         The Company shall provide the Executive with the auditor's calculations of the amounts referred to in this Section 6.2 and such supporting materials as are reasonably necessary for the Executive to

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evaluate the Company's calculations.

         6.3. In the event of a termination following a Change in Control, the Company also shall pay to the Executive all legal fees and expenses, if any, incurred in disputing in good faith any such termination or in seeking in good faith to obtain or enforce any payment, benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         6.4. During the period of two years from the Termination Date, the Company shall engage, at the request of the Executive, made in writing in the Termination Notice or within ten days of receipt by the Executive of a Notice of Termination, a mutually agreed upon, full executive outplacement counseling service of national reputation, reasonably proximate to the Executive's home or home office, to assist the Executive in obtaining employment.

         7.   Termination Procedures and Compensation During Dispute.
              ------------------------------------------------------

         7.1. Notice of Termination. After a Change in Control, any purported
              ---------------------
termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership (excluding the Executive, if a Director) of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or
(ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

         7.2. Date of Termination. "Date of Termination", with respect to any
              -------------------
purported termination of the Executive's employment after a Change in Control during the term of this Agreement, shall mean, subject to the provisions of
Section 7.3:

         (A) if the Executive's employment is terminated for Disability, thirty
         (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and

         (B) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days from the date such Notice of Termination is given.

         7.3. Dispute Concerning Termination. If within fifteen (15) days after
              ------------------------------
any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by arbitrator's award, or, to the extent permitted by Section 14, by a final judgment, order or decree of a court of competent jurisdiction on the arbitrator's award (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

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         7.4. Compensation During Dispute. If a purported termination occurs
              ---------------------------
following a Change in Control and such termination is disputed in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation (including, but not limited to, salary) in effect when the notice giving rise to the dispute was given and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement. In the event of such purported termination by the Company or the Executive, the Executive need not provide any services to the Company and no mitigation requirement shall apply.

     It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by an arbitration proceeding or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if the Executive determines in good faith that the Company has failed to comply with any of its obligations under this Agreement or if the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or arbitration proceeding designed to deny, or to recover from the Executive the benefits intended to be provided to the Executive hereunder or in the event of arbitration proceedings instituted as contemplated by Section 7.3 above, the Company confirms that it has irrevocably authorized the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the arbitration proceeding provided for above (or in any other legal proceeding), whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction which may adversely affect Executive's rights under this Agreement. Without limiting the provisions of
Section 7.3 above, the Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' fees and related expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof.

  Interest at the rate of prime of The First National Bank of Boston (or its successor) plus 2 shall be payable monthly on all amounts due but not paid under this Agreement.

         8. No Mitigation, etc. The Company agrees that, if the Executive's
            ------------------
employment by the Company is terminated after a Change in Control, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section
7.4. Further, the amount of any payment or benefit provided for in Section 6 (other than the health or insurance benefits in Section 6.1(ii)) or Section 7.4 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

         In the event that the Executive's employment is terminated by the Company after a Change in Control without Cause or by the Executive for Good Reason, the Executive shall not be required to refrain from competition with Company or any subsidiary but shall not be entitled to use or disclose trade secrets or confidential information of the Company or any subsidiary.

         9.   Successors; Binding Agreement.
              -----------------------------

         9.1. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to or promptly after the effectiveness of any such succession, unless remedied within ten days after written notice by the Executive to the Company, shall be a breach of this Agreement and shall

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entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. In any event this agreement shall be binding upon the Company and any successors or assignees.

         9.2. This Agreement shall inure to the benefit of and be enforceable by the Executive's guardian, personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

         10. Notices. For the purpose of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in hand or when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                  To the Company:

                  Brown & Sharpe Manufacturing Company
                  Precision Park
                  200 Frenchtown Road
                  North Kingstown, RI  02852

                  Attention:  Secretary

                  To the Executive:

                  Marcus Burton
                  32 Glen Brook Road, Priorslee
                  Telford Shropshire TF7 9QY
                  England

         11. Miscellaneous. No provision of this Agreement may be modified or
             -------------
waived unless such waiver or modification is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware (other then its internal conflict of laws) and this Agreement shall be an instrument under seal. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

         Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6, 7, 8 and 14 shall survive the expiration of the term of this Agreement.

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         The Company shall have no right of setoff against any payments required to be made by the Company hereunder, and any claims by the Company against the Executive may not be set off and must be made against the Executive in an independent proceeding.

         Nothing herein shall adversely affect any of the Executive's rights under the terms of any option, employee benefit plan or agreement, including without limitation the Long-Term Deferred Cash Incentive Plan, the Supplemental Executive Retirement Plan, the Senior Executive Supplemental Umbrella Pension Plan, the Company's Salary and Retirement Plan for Management Employees and the Employee Stock Ownership Plan and Trust, or any offer letter or employment agreement, subject to the controlling provisions of Sections 5.3 and 6.

         Nothing in this Agreement shall detract from or limit the Executive's right to participate in any stock option, bonus or other plan which may become applicable to executives of the Company resulting from any merger of consolidation of the Company or sale of all or substantially all of the assets of the Company.

         12.  Validity. The invalidity or unenforceability of any provision of
              --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, if any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, then such provision shall be deemed modified to the extent necessary to enable such provision to be valid and enforceable.

         13.  Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14.  Settlement of Disputes; Arbitration. All claims by the Executive
              -----------------------------------
for benefits under this Agreement shall be directed to the Board c/o the Secretary of the Company and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board then shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration (except to the limited extent provided below) in Boston, Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement by a proceeding in such arbitration or by a proceeding for such relief in the federal court in Boston or the Massachusetts state court in Suffolk County. Each party irrevocably submits, with respect to the matter specified in the proviso to the immediately preceding sentence, to the jurisdiction of the United States District Court for the Commonwealth of Massachusetts and to the jurisdiction of the Massachusetts state court of Suffolk County for the purpose of any suit or other proceeding arising out of or based upon this Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such courts and waives, to the extent not prohibited by applicable law, and agrees not to assert in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         15.  Definitions.  For purposes of this Agreement, the following terms
              -----------
shall have the meanings indicated below:

         (A) "Board" shall have the meaning given it in the first "WHEREAS" clause of this Agreement.

         (B) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean:

              (i) intentional commission of theft, embezzlement, or other serious and substantial crimes against the Company, intentional wrongful engagement in competitive activity with respect to any business of the Company or its subsidiaries, or intentional wrongful commission of material acts in clear and direct contravention of instructions from the Board (or from the Chief Executive Officer with respect to officers other than the Chief Executive Officer); provided, however, that the termination for Cause shall have been approved or ratified by the Board after notice to the Executive, or

              (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

         For purposes of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

         (C) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied.

              (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company; (2) any wholly-owned or otherwise controlled subsidiary of the Company; (3) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company; or (4) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

              (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than
              (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exception given and the method of determining "beneficial ownership" used in clause
              (1) of this definition) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

              (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

              (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

              (v) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided, however, that if such agreement requires approval by the Company's shareholders of the agreement or transaction or the satisfaction of other conditions, a Change in Control shall not be deemed to have taken place unless and until such approval is secured and all conditions are satisfied (but upon any such approval and the satisfaction of such conditions and the consummation of the transaction, a Change in Control shall be deemed to have occurred on the date of execution of such agreement); or

              (vi) the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, provided that a Change in Control will not be deemed to have taken place unless and until actions are taken that constitute a Change in Control (but upon the taking of any such actions a Change in Control shall be deemed to have occurred on the date of such announcement); or

              (vii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control will occur upon the taking of certain action provided that the Change in Control shall not be deemed to have taken place unless and until such action is taken (but upon the taking of such action, a Change in Control shall be deemed to have occurred on the date of such resolution of the Board).

         (D) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (E) "Company" shall mean Brown & Sharpe Manufacturing Company and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(C) hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

         (F) "Date of Termination" shall have the meaning stated in Section 7.2 hereof.

         (G) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

         (H) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (I) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code or any successor section.

         (J) "Executive" shall mean the individual named in the first paragraph of this Agreement.

         (K) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent), within not more than three years after the Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (d),

         (e), (f), (g), or (h), below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                  (a) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Company or an adverse alteration in the nature or status of the Executive's responsibilities, authority or reporting relationships from those in effect immediately prior to the Change in Control, as outlined on attached Exhibit A, including, for the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, Secretary and Corporate Counsel and the Chief Information Officer, the change in status from an officer of a "public company" to an officer of a "private" company or a "public" company in which another person owns more than 20% of the voting power;

                  (b) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                  (c) the relocation of the Company's principal executive office to a location more than twenty (20) miles from the location of such office immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than the Company's principal executive office, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations prior to the Change in Control; provided that if the Executive was not located prior to the Change in Control at the principal executive office then such office where the Executive was located shall be substituted for the term "principal executive office";

                  (d) the failure, not corrected within five (5) days after written notice thereof to the Company, by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                  (e) the failure, not corrected within five (5) days after written notice thereof to the Company, by the Company to continue in effect any compensation plan (until its stated expiration date) in which the Executive participated immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's Equity Incentive Plan, the Profit Incentive Plan, the LTDCIP, the Supplemental Executive Retirement Plan, the Senior Executive Supplemental Umbrella Pension Plan, the SARP and the ESOP (all of which plans are deemed material) or any substitute plans adopted prior to the Change in Control, but in each case only if such plan is one in which the Executive participated immediately prior to the Change in Control, unless a substantially equivalent equitable arrangement, reasonably acceptable to the Executive (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis on which benefits were provided or made available to the Executive prior to the Change in Control. For purposes of the preceding provision, it is understood that the LTDCIP is a Company before tax profit based plan and that effective continuity of this plan or any substantial equivalent to it by definition requires with regard to the determination of the benefit
                        (i) continuity of the existing organizations within the Company immediately prior to the Change in Control whereby these revenue and profit generating capability of each part and in total is no less than it was immediately prior to the Change in Control, (ii) the accounting and consolidation methodologies are equivalent and (iii) the participant award factors remain unchanged, and (iv) change of bases used in determining the annual participant award credit or accrual within a fiscal year shall require use of the new bases for the whole fiscal year. If any of the above conditions (15(K)(e) (i), (ii), (iii) or (iv)) is not satisfied, then the LTDCIP's continuity or equivalency may only be achieved for purposes of this paragraph by determining the annual participant award credit or accrual based on the Company's planned Adjusted Pretax Profit (as defined in the LTDCIP) for the applicable period per the latest "BNS Five Year Plan - Base Case" provided to the Company's investment banker prior to the Change in Control (or if not available, the best equivalent thereof).

                  (f) the failure, not corrected within five (5) days after written notice thereof to the Company, by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medial, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control (other than changes required by law), the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's normal vacation policy in effect prior to the Change in Control;

                  (g) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; and for purposes of this Agreement, no such purported termination shall be effective; or

                  (h) any breach by the Company of any provision of this Agreement, not corrected within 15 days after notice by the Executive to the Company.

                  The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued performance shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

         (L) "Notice of Termination" shall have the meaning stated in Section
         7.1 hereof.

         (M) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include:

                  (i)      the Company,

                  (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or

                  (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (N) "Severance Payments" shall mean those payments and benefits described in Section 6.1 hereof.

         (O) "Terminate Without Cause" shall mean a termination by the Company, within not more than three years after the Change in Control, other than a termination upon death, disability or retirement at age 65 (or such later age as may be established by the Board of Directors or the Compensation and Nominating Committee) or for Cause (as defined above).

         (P) "Total Payments" shall mean those payments described in Section 6.2 hereof.

         IN WITNESS WHEREOF, the undersigned parties have each executed or caused this Agreement to be duly executed as of the date set forth above.

WITNESSED:                          BROWN & SHARPE MANUFACTURING COMPANY


________________________            By _________________________________________
                                          Frank T. Curtin
                                    ---------------------
                                          Chairman of the Board of Directors,
                                          President, and Chief Executive Officer


WITNESSED:

_________________________           ____________________________________________
                                          Marcus Burton
                                          Corporate Vice President & General
                                          Manager - Custom
                                          Metrology Division

                                                                       Exhibit A
                                                                       ---------

Position
--------

Corporate Vice President and General Manager - Custom Metrology Division

Reporting and Responsibility
----------------------------

Reports to the Group Vice President -Measuring Systems. Responsible for: the worldwide strategic and operating management of the Division (Strategic Business
Unit) headquartered in Telford, England within the Brown and Sharpe Group; and worldwide division profitability and asset management and all management functions including Sales, Marketing, Finance, Personnel, Manufacturing, Engineering, and Research and Development.

Corporate wide responsibility for the development and commercialization of non-contact blade (airfoil) measurement machines utilizing technology developed by Metroptic Technologies Ltd., a 50% JV sensor development company based in Israel.

Director of Metroptic Technologies Ltd.; Managing Director of the Brown & Sharpe Ltd. and Brown & Sharpe Group Ltd. U.K. legal entities.

Member of the President and CEO's executive Planning & Operating Committee.

Employed by Brown & Sharpe Limited, Telford, England.